EXHIBIT 99.1




                 DHB INDUSTRIES ANNOUNCES THIRD QUARTER RESULTS

             - RECORD THIRD QUARTER REVENUES REACH $90.26 MILLION -

          - $26.6 MILLION IN POSITIVE CASH FLOW FOR THE NINE MONTHS -

              - DHB ANNOUNCES $9 MILLION STOCK REPURCHASE PROGRAM -

                 - BACKLOG STANDS AT APPROXIMATELY$226 MILLION -

WESTBURY, NY - November 3, 2005 - DHB Industries Inc. (AMEX: DHB), which principally operates in the field of body armor, announced today record revenues for the third quarter ended September 30, 2005, posting its 23rd consecutive year-over-year increase in quarterly revenues. The current backlog of contract values and delivery orders is approximately $226 million.

For the third quarter ended September 30, 2005, DHB achieved its highest quarterly revenue in its history, $90,263,000 as compared to revenues of $89,410,000 for the third quarter of 2004. Gross margins for the third quarter of 2005 were 27.3% versus 27.8% in the third quarter of 2004.

Included in selling, general and administrative expenses was a non-cash compensation expense of $11,295,000 associated with the vested warrants issued to the Company's Chief Executive Officer (CEO)/Chairman pursuant to the extension of his 2000 employment agreement. Also, increasing selling, general and administrative expenses was an $800,000 increase in professional and consulting fees as a result of the Zylon(R) replacement program and a $547,000 increase in research and development expenses, as a result of the opening of a new state of the art ballistic lab in our Pompano Beach, Florida facility. The cost of the vest replacement program is a separate line item under selling, general and administrative expenses, for a total pre-tax charge of $60,000,000, or ($0.76) per diluted share after tax charge, as a result of the Company's voluntary Zylon(R) vest replacement program announced in August 2005. The composition of this charge is as follows: a $36,700,000 reserve for vests containing Zylon(R), the write-off of approximately $19,200,000 in Zylon(R) inventory, and a $4,000,000 increase in the accounts receivable allowance.

Third quarter 2005 loss available to common stockholders was $41,741,000 or ($0.92) per diluted share, as compared to income available to common stockholders of $0.18 per diluted share, or $8,058,000, in the third quarter of 2004. Weighted shares outstanding on a diluted basis for the third quarter 2005 were 45,312,536 as compared to 45,962,109 for the third quarter of 2004. For the nine months ended September 30, 2005, DHB reported record revenues of $263,924,000, an increase of 5.6% as compared to revenues of $249,879,000 for the first nine months of 2004. Gross margins for the first nine months of 2005 were 27.3% versus 27.8% in the first nine months of 2004.

Driven primarily by the increase in selling, general and administrative expenses, (non-cash stock compensation, professional fees and research and development costs) and by the $60 million Zylon(R) charge operating income for the nine months ended September 30,2 005 decreased to a loss of approximately $35.6 million versus income of approximately $37.1 million for the nine months ended September 30, 2004.

DHB REPORTS RECORD THIRD QUARTER RESULTS

Loss available to common stockholders for the nine months ended September 30, 2005 was $26,254,000 or ($0.59) per diluted share as compared to income available to common stockholders of $21,897,000 or $0.49 per diluted share in comparable period last year. Weighted shares outstanding on a diluted basis for the first nine months of 2005 were 45,302,437 as compared to 45,614,473 for the first nine months of 2004.

For the nine months ended September 30, 2005 DHB generated $26,616,000 of cash from operations versus cash used in operations of $10,804,000 for the comparable nine month period of 2004. Utilizing the positive cashflow, the Company was able to eliminate the revolving credit loan balance as of September 2005. In addition, the Company had excess cash in the bank of $5,488,000 at September 30, 2005. On November 1, 2005, the Company amended its Credit Agreement which allows the Company to purchase in the open market up to three million shares of the Company's common stock so long as the treasury shares buyback shall not exceed nine million dollars funded through the revolving credit facility. The interest rate on the term loan was reduced from LIBOR plus 2.25%, to LIBOR plus 1.75%. The bank also authorized the repurchase of the Company's convertible preferred shares on December 15, 2005.

Commenting on the third quarter financials, Dawn Schlegel, CFO, stated, "I believe the Company has achieved some important financial milestones during 2005, as we have been able to generate cash, eliminate the majority of our debt and have excess cash in the bank for the first time in the Company's history." She continued, "The Company's financial standing is strong. As of September 30, 2005, our debt-to-equity stood at .25 compared to .47 at December 31, 2004. Our long term liabilities have dropped from approximately $33.2 million at December 31, 2004 to only approximately $8.15 million at September 30, 2005. Also during this quarter we have been able to reduce the accounts receivable days outstanding to 32 days from 58 days at the end of 2004. Our strong financial position, and was reiterated by our bank, LaSalle, who recently agreed to lower the interest rate on our term loan and allow the Company to repurchase up to $9 million of its stock in the open market."


CONFERENCE CALL:

         DHB will discuss its results during a conference call today to be broadcast live over the Internet starting at 4:30 p.m. eastern standard time.

         Conference call particulars are as follows:
         o    Date: Thursday, November 3, 2005
         o Time: 4:30 p.m. eastern standard time / 1:30 p.m. pacific standard time
         o Dial-in Number: Toll Free - (866) 362-4666 International - (617) 213-8894
         o    Participant Passcode 66045581

         o    Live   Internet   broadcast   and  replay  can  be   accessed   at
              http//www.dhbindustries.com

DHB REPORTS RECORD THIRD QUARTER RESULTS

Those choosing to listen via the telephone are encouraged to call in at least ten minutes prior to the start of the call to allow time to register with the operator. The Question and Answer section of the conference call will be limited to analysts and institutional investors who called the Company by 4:00 by eastern standard time on Tuesday, November 1, 2005 to receive an access code. ABOUT DHB INDUSTRIES INC.

DHB Industries Inc.'s Armor Group is in the growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor Inc. (HTTP://WWW.POINTBLANKARMOR.COM) and Protective Apparel Corporation of America
(PACA) (HTTP://WWW.PACABODYARMOR.COM) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department and the California Highway Patrol.

DHB Sports Group produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains including Wal-Mart, Walgreen's and Kerr Drugs as well as private label distributors such as Meijer, Amerisource, Cardinal Health, and Chain Drug Marketing Association
(CDMA).

DHB maintains facilities in Westbury, NY, Deerfield Beach, FL, Pompano Beach, FL, Oakland Park, FL, Jacksboro, TN and Arlington, VA. To learn more about DHB Industries Inc., visit the website at HTTP://WWW.DHBINDUSTRIES.COM.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES,
CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN OUR REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE HEREOF. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

           *** STATEMENT OF OPERATIONS AND BALANCE SHEET TO FOLLOW ***


                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (In thousands, except share and per share data)

                                                                  For the Three Months Ended      For the Nine Months Ended
                                                                          September 30,                 September 30,
                                                                      2005           2004           2005            2004
                                                                     -------        -------       --------        --------
Net sales                                                            $90,263        $89,410       $263,924        $249,879

Cost of goods sold (includes related party purchases of
   $1,999, $6,290, $13,873, and $20,799, respectively)               65, 615         64,537        191,859         180,361
                                                                     -------        -------       --------        --------
(i)
Gross profit                                                          24,648         24,873         72,065          69,518

Selling, general and administrative expenses                          25,445         11,591         47,649          32,353
Cost of vest replacement program                                      60,000             --         60,000              --
                                                                     -------        -------       --------        --------

Income (loss) before other income (expense)                         (60,797)         13,282       (35,584)          37,165
                                                                     -------        -------       --------        --------

Other income (expense)
Interest expense                                                       (525)          (389)        (1,714)         (1,047)
Other income (loss)                                                        6             41            33               55
                                                                     -------        -------       --------        --------
Total other income (expense)                                           (519)          (348)        (1,681)           (992)
                                                                     -------        -------       --------        --------

Income(loss) before income taxes and minority interest              (61,316)         12,934       (37,265)          36,173

Income taxes (benefit) expense                                      (19,407)          4,728       (10,877)          13,850
                                                                     -------        -------       --------        --------

Income (loss) before minority interest of subsidiary                (41,909)          8,206       (26,388)          22,323

Minority interest of subsidiary                                          258           (58)            134           (156)
                                                                     -------        -------       --------        --------

Net (loss) income                                                   (41,651)          8,148       (26,254)          22,167

Dividend - convertible preferred stock                                  (90)           (90)          (270)           (270)
                                                                     -------        -------       --------        --------

Income (loss) available to common stockholders                     $(41,741)         $8,058      $(26,524)         $21,897
                                                                   =========         ======      =========         =======

Earnings per common share:
Basic                                                                $(0.92)          $0.20        $(0.59)           $0.54
                                                                     =======          =====        =======           =====
Diluted                                                              $(0.92)          $0.18        $(0.59)           $0.49
                                                                     =======          =====        =======           =====

Weighted average shares outstanding:
Basic shares                                                      45,312,536     40,891,896     45,302,437      40,814,675
Effect of convertible preferred stock                                     --        500,000             --         500,000
Warrants                                                                          4,570,213                      4,299,798
                                                                  ----------     ----------     ----------      ----------
                                                                          --                            --
Diluted shares                                                    45,312,536     45,962,109     45,302,437      45,614,473
                                                                  ==========     ==========     ==========      ==========

                         *** Balance Sheet to Follow ***

                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)
                                                                                           Sept 30,
                                                                                               2005     December 31,
                                                                                               ----
             ASSETS                                                                      (UNAUDITED)          2004
                                                                                         -----------          ----
             Current assets
             Cash and cash equivalents                                                       $5,488           $447
             Accounts receivable, less allowance for doubtful accounts of
                 $762 and $702, respectively                                                 30,953         47,560
             Accounts receivable - related party                                                             6,583
             Inventories                                                                     75,944         85,973
             Deferred income tax assets                                                      23,231            483
             Prepaid expenses and other current assets                                        2,453          1,220
                                                                                            -------        -------
             Total current assets                                                           138,069        142,266
                                                                                            -------        -------

             Property and equipment, net                                                      2,370          2,632
                                                                                            -------        -------

             Other assets
             Deferred income tax assets                                                       1,092            593
             Deposits and other assets                                                          638            366
                                                                                            -------        -------
             Total other assets                                                               1,730            959
                                                                                            -------        -------
             Total assets                                                                  $142,169       $145,857
                                                                                           ========       ========

             LIABILITIES AND STOCKHOLDERS' EQUITY
             Current liabilities
             Current maturities of term loan payable                                         $8,000         $4,000
             Warranty Payable                                                                36,730             --
             Obligation to repurchase convertible preferred stock                             3,000             --
             Accounts payable                                                                 7,462          8,014
             Accrued expenses and other current liabilities                                  10,395          8,350
             Income taxes payable                                                             8,783         14,816
                                                                                            -------        -------
             Total current liabilities                                                       74,370         35,180
                                                                                            -------        -------

             Long-term liabilities
             Notes payable-bank                                                                  --         25,634
             Term loan payable                                                                7,000          6,500
             Other liabilities                                                                1,149          1,086
                                                                                            -------        -------

             Total liabilities                                                               82,519         68,400
                                                                                             ------         ------

             Commitments and contingencies

             Minority interest in consolidated subsidiary                                       297            431

             Stockholders' equity
             Convertible   preferred  stock,   $0.001  par  value,   5,000,000  shares            -              1
               authorized,  500,000  shares  of Series  A, 12%  convertible  preferred stock issued and outstanding; liquidation preference $3,000
             Common stock, $0.001 par value, 100,000,000 shares                                  45             45
               authorized, 45,337,575 and 45,282,536 issued and outstanding
             Additional paid in capital                                                      72,629         35,540
             Deferred compensation                                                          (28,237)            --
             Retained earnings                                                               14,916         41,440
                                                                                            -------        -------
             Total stockholders' equity                                                      59,353         77,026
                                                                                            -------        -------
             Total liabilities and stockholders' equity                                    $142,169       $145,857
                                                                                           ========       ========
